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                                                                    EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and the incorporation by reference of our report dated May 31, 1994 with respect to the financial statements of The Direct Marketing Group, Inc. at December 31, 1992 and 1993, and for the years then ended, incorporated by reference in the Registration Statement (Form S-4 No. 33-64473) and related Prospectus of Heritage Media Corporation for the registration of its common stock relating to the acquisition of DIMAC Corporation.



                                          /s/ LESLIE SUFRIN AND COMPANY, P.C.
                                          --------------------------------------
                                          Leslie Sufrin and Company, P.C.



New York, New York
January 17, 1996